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                              EMPLOYMENT AGREEMENT



          EMPLOYMENT AGREEMENT made this 1st day of September, 1996 ("Agreement"), by and between SENETEK, PLC, having a place of business at 62A Weldon Parkway, Maryland Heights, Missouri 63048 (hereinafter referred to as "EMPLOYER") and ANTHONY J. CATALDO, residing at 63 North East Village Road, Concord, New Hampshire 03301 (hereinafter referred to as "EMPLOYEE").

                              W I T N E S S E T H :

          WHEREAS, the EMPLOYER is engaged in the business of developing various biomedical products in the areas of male sexual dysfunction and age-related skin disorders, as well as the manufacture and distribution of a wide range of health and cosmetic beauty products; and

          WHEREAS, the EMPLOYER wishes to employ EMPLOYEE and EMPLOYEE wishes to be employed by EMPLOYER in accordance with the terms and conditions set forth in this Agreement;

                                 --------------

          NOW, THEREFORE, in consideration of the mutual covenants and promises and other good and valuable consideration, the receipt of which is hereby acknowledged, it is mutually agreed as follows:

          FIRST: The EMPLOYER does hereby employ, engage and hire the EMPLOYEE as Chairman of the Board of Directors and Chief Executive Officer of EMPLOYER for a period of two years commencing September 1, 1996 and terminating August 30, 1998, subject to the provisions stated herein ("Term"). The duties of the EMPLOYEE shall include, but not be limited to, assisting the EMPLOYER in managing its relationship with current and potential investors, obtaining the support of a well-established, well-known market-maker for the EMPLOYER's securities and obtaining financing for EMPLOYER.

          SECOND: The EMPLOYEE agrees that he will at all times faithfully, industriously and to the best of his ability, experience and talent, perform all of the duties that may be required of and from him pursuant to the express and implicit term hereof.

          THIRD: The EMPLOYER shall pay to the EMPLOYEE and the EMPLOYEE agrees to accept from the EMPLOYER in full payment for the EMPLOYEE's services hereunder, compensation at the rate of $250,000 per year of the Term. Such payments shall be paid pursuant to the procedures regularly established, as they may be




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amended, by the EMPLOYER during the course of the term of this Agreement.

          FOURTH: Upon the due execution and delivery of this Agreement, EMPLOYER shall grant to EMPLOYEE stock options to purchase: (a) 500,000 ordinary shares of the EMPLOYER at an exercise price of $1.25 per share upon the EMPLOYEE obtaining the support of a well-known, well-established market-maker for the EMPLOYER's securities; (b) 150,000 ordinary shares at the exercise price of $1.50 per share at the end of the first year of this Agreement; and (c) 150,000 options at an exercise price of $4.00 at the end of the second year of the Agreement. Subject to all securities and other applicable laws, the Company will use reasonable efforts to register under a Form S-8 Registration Statement all stock options granted to EMPLOYEE, or EMPLOYEE will shall have cost-free demand registration rights on two occasions for the underlying shares. EMPLOYEE will also have reasonable piggy-back registration rights for the shares underlying these options. All stock options are exercisable over a period of the greater of three (3) years from the date of grant and one (1) year following the termination of this Agreement.

          FIFTH: EMPLOYEE may act as a consultant for other companies, provided, such arrangement does not interfere with the business of EMPLOYER, does not directly or indirectly compete with EMPLOYER, does not cause any loss of time in EMPLOYEE's duties with EMPLOYER, and does not interfere with the EMPLOYEE's ability to diligently and faithfully serve and endeavor to further the EMPLOYER's interest. EMPLOYER recognizes that EMPLOYEE is currently a consultant for the other companies listed on Schedule A hereto. In the event that EMPLOYEE, during the term of the Agreement, wishes to act as a consultant to any other company, EMPLOYEE will notify EMPLOYER in writing and EMPLOYEE must obtain EMPLOYER's written consent, which will not be unreasonably withheld. EMPLOYER represents and warrants that this Agreement has been ratified, adopted and confirmed by the Board of Directors of EMPLOYER.

                  SIXTH: Subject to Paragraph FIFTH, the EMPLOYEE shall devote all of his working time, attention, knowledge and skill solely and exclusively to the business and interest of the EMPLOYER. The EMPLOYEE expressly agrees that he will not, during the term hereof or for two (2) years from the termination of this Agreement, be involved directly or indirectly, in any form, fashion or manner, as a partner, officer, director, stockholder, advisor, consultant or employee in any other business similar to or in any way competing with the business of the EMPLOYER. Nothing herein contained shall, however, limit the rights of the EMPLOYEE to own up to 35% of the capital stock or other securities of any corporation whose stock or securities are publicly owned or traded regularly on a public exchange or in the over-the-counter market, or to prevent the EMPLOYEE from investing financially in, or limiting the EMPLOYEE's rights to invest financially in, other businesses not allied with or



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competing  with the business of the EMPLOYER,  as long as EMPLOYEE  continues to devote all of his working time, attention, knowledge and skill solely and exclusively to the business and interest of the EMPLOYER.

          SEVENTH: During the course of EMPLOYEE's employment under this Agreement, and for five (5) years thereafter, the EMPLOYEE specifically agrees that he will not, at any time, in any fashion, form or manner, either directly or indirectly, use, divulge, disclose or communicate to any person, firm or corporation, in any manner whatsoever, any confidential or proprietary information of any kind, nature or description concerning any matters affecting or relating to the business of the EMPLOYER, including, without limiting the generality of the foregoing, any of its customers, its manner of operations, its plans, its ideas, processes, programs, its intellectual property or other data, information or materials of any kind, nature or description without regard to whether any or all of the foregoing matters shall be deemed confidential, material or important. The parties hereto stipulate that as between them the same are important, material, confidential and gravely affect the effective and successful conduct of the business of the EMPLOYER and its good will, and that any breach of the terms of this paragraph is a material breach thereof, except where the EMPLOYEE shall be acting on behalf of the EMPLOYER. EMPLOYEE understands and agrees that in the event that EMPLOYEE violates the terms and conditions as stated in this paragraph, that he will be subject to an injunction and damages, and understands and agrees that EMPLOYER's remedy to prevent further or continued damages will include a petition for injunctive relief.
EMPLOYEE expressly acknowledges that the restrictions contained in this paragraph are reasonable and are properly required for the adequate protection of the EMPLOYER's interests.

          EMPLOYEE further understands and agrees that EMPLOYER, in entering into this Agreement, is relying upon EMPLOYEE's representation and warranty that all trade secrets and other proprietary information of EMPLOYER will be kept strictly confidential by EMPLOYEE and not utilized by EMPLOYEE in any manner whatsoever other than on EMPLOYER's behalf during the course of EMPLOYEE's employment with EMPLOYER.

          EIGHTH: Employee agrees that during the term of this Agreement, and for two (2) years after termination hereof, he shall not, for himself or any third party, directly or indirectly divert or attempt to divert from the EMPLOYER or its subsidiaries or affiliates any business of any kind in which it is engaged or employ, solicit for employment, or recommend for employment any person employed by the EMPLOYER or by any of its subsidiaries or affiliates, during the period of such person's employment and for a period of two (2) years thereafter. EMPLOYEE expressly acknowledges that the restrictions contained in this paragraph are reasonable and are properly required for the adequate protection of the EMPLOYER's interests.



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          NINTH:  It is expressly  understood  and agreed that the terms of this
Agreement, except for Paragraphs SIXTH, SEVENTH and EIGHTH, may be terminated by the EMPLOYER prior to August 30, 1998 upon the occurrence of any of the following events:

          (a) Automatically and without notice upon the death of the EMPLOYEE; it is also understood that EMPLOYEE will be entitled to six months' salary which will be payable to his estate;

          (b) Persistent absenteeism on the part of the EMPLOYEE, which in the reasonably judgment of the Board of Directors of the Company is having or will have a material adverse effect on the performance of the EMPLOYEE's duties under this Agreement;

          (c) Deliberate and wilful failure to perform normal services and duties required of EMPLOYEE pursuant to this Agreement, except if the performance of such duties or services would result in a violation of EMPLOYEE's fiduciary responsibility to the Company and its shareholders or is in a violation of applicable laws;

          (d) any wilful act or failure to act, which in the reasonable opinion of the Board, is in bad faith and to the material detriment of the EMPLOYER;

          (e) Conviction of a felony involving moral turpitude or dishonesty;

          (f) Total or partial  disability of the EMPLOYEE for a period of three
(3) consecutive months or ninety (90) days in the aggregate so that he is prevented from satisfactorily performing a substantial part of his duties; it being further understood and agreed that any proceeds received by EMPLOYER from a policy of disability benefits insurance or any other proceeds received from any Federal, State or Municipal agency of government will be credited to the amount of compensation paid to EMPLOYEE by EMPLOYER; and

          (g) Fraudulent misconduct of the EMPLOYEE.

          In the event of a material change in the Board of Directors of EMPLOYER (other than with the acknowledgment of EMPLOYEE) or the wilful failure of the Company to fulfill its material obligations under this Agreement, upon thirty (30) days written notice by EMPLOYEE to EMPLOYER, EMPLOYEE may also terminate this Agreement, except that Paragraphs SIXTH, SEVENTH and EIGHTH shall survive for the terms set forth in such paragraphs.

          TENTH: EMPLOYER agrees that EMPLOYEE will be entitled during the Term to all fringe benefits in effect for executive officers of the EMPLOYER, such as Blue Cross/Blue Shield and



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Major  Medical  insurance  benefits  which are afforded to key  employees of the
EMPLOYER.

          ELEVENTH: This Agreement contains the total and entire agreement between the parties and shall, as of the effective date hereof, supersede any and all other agreements between the parties. The parties acknowledge and agree that neither of them has made any representations that are not specifically set forth herein and each of the parties hereto acknowledge that he or it has relied upon his or its own judgment in entering into the same.

          TWELFTH: The parties hereto do further agree that no waiver or modification of this Agreement or of any covenant, condition or limitation herein contained, shall be valid, unless in writing and duly executed by the party to be charged therewith and that no evidence of any proceedings or litigation between either of the parties arising out of or affecting this Agreement or the rights and obligations of any party hereunder shall be valid and binding unless such waiver or modification is in writing, duly executed, and the parties further agree that the provisions of this paragraph may not be waived except as herein set forth.

          THIRTEENTH: The parties hereto agree that it is their intention and covenant that this Agreement and the performance hereunder shall be construed in accordance with and under the laws of the State of Missouri and that the terms hereof may be enforced in any court of competent jurisdiction in an action for specific performance which may be instituted under this Agreement.

          FOURTEENTH: EMPLOYER indemnifies and holds harmless EMPLOYEE from any claims of any type against EMPLOYER that arise prior to the date of the commencement of this Agreement.

          FIFTEENTH: EMPLOYEE warrants and represents to EMPLOYER that EMPLOYEE has had sufficient and adequate opportunity to consult with Employee's counsel concerning the within agreement and is aware that EMPLOYER is relying upon the within representation concerning entering into the agreement herein.

          SIXTEENTH: All notices required or permitted to be given by either party hereunder shall be in writing and mailed by registered mail, return receipt requested and by regular mail to the other party addressed as follows:

          If to EMPLOYER at:            SENETEK, PLC
                                        62A Weldon Parkway
                                        Maryland Heights, Missouri  63043

          If to EMPLOYEE at:            63 North East Village Road
                                        Concord, New Hampshire  03301


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          Any notice mailed as provided  above shall be deemed  completed on the date of receipt, or five (5) days from the postmark on said postal receipt.

                  IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day, month and year first above written.

                                               SENETEK, PLC

                                            By: /s/ Gerlof Homan
                                                /s/ Anthony J. Cataldo

                                                ANTHONY J. CATALDO




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                                   SCHEDULE A

The companies for which EMPLOYEE provides consulting services are:

                                      None